UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2008 (May 15, 2008)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     2008 Annual Meeting of Shareholders
     On May 15, 2008, the Company held its 2008 Annual Meeting of Shareholders at the Mystic Marriott Hotel in Groton, Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of three directors and ratified the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors for 2008.
     The President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the “Annual Report & Annual Meeting” page of the Investor Information section. The presentation is also filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
     The following three directors were reelected to the 9-member board: Mary Ann Hanley, an attorney and Assistant to the President of St. Francis Hospital & Medical Center and Director of the Valencia Society, the endowment fund for the Hospital, Mark G. Kachur, retired Chairman, President and Chief Executive Officer of CUNO, Inc. from November 1999 — February 2006. David A. Lentini, Chairman, President and Chief Executive Officer of The Connecticut Bank and Trust Company. Each of these directors will serve a term of office of three years.
     Declaration of Dividends
     At its Organizational Meeting, The Board of Directors declared a quarterly cash dividend of $ 0.2175 per common share payable on June 16, 2008 for shareholders of record as of June 2, 2008. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (not publicly traded) payable on July 15, 2008 for shareholders of record as of July 1, 2008, and a quarterly cash dividend of $0.225 on Preferred 90 (OTCBB: CTWSP) shares payable on July 31, 2008 for shareholders of record as of July 17, 2008.
     Award of Restricted Shares to Non-Employee Directors
     The Board of Directors of the Company approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2004 Performance Stock Program (the “Program”). These awards are consistent with a similar set of awards made on May 8, 2007, pursuant to new director compensation policies established by the Board in 2007.
     The number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $5,000 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 15, 2008, the date of grant, and rounded up to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 15, 2009, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors was filed as Exhibit 10.1 to the Company’s Form 8-K dated May 10, 2007.
     Press Release
     On May 16, 2008, the Company issued a press release describing the voting results of shareholders at the annual meeting, the ratification by shareholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008 and the declaration of dividends by the Board of Directors. A copy of the Company’s press release dated May 16, 2008 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     The following are filed herewith as exhibits
     (c)   Exhibits
10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2004 Performance Stock Program (Exhibit 10.1 to Form 8-K filed on May 10, 2007).

99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 15, 2008.

99.2	Company press release dated May 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
Date: May 19, 2008	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 15, 2008.

99.2	Company press release dated May 16, 2008.